   As filed with the Securities and Exchange Commission on February 12, 1999
                          Registration Number 33-27598


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      -----------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                      ------------------------------------


                             ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                             51-0283071
  (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification Number)

        375 Park Avenue
      New York, New York                                          10152
(Address of Principal Executive Offices)                       (Zip Code)

        CHICAGO TITLE AND TRUST COMPANY PERFORMANCE UNIT INCENTIVE PLAN
             (successor to Chicago Title and Trust Company Stock
                       Purchase Plan for Key Employees)
                              (Full Title of Plan)


                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                 and Secretary
                             Alleghany Corporation
                                375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
                    (Name and address of agent for service)

                      -----------------------------------

                                   Copies to:
                             Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                 (212) 259-6570


                      -----------------------------------

                     REMOVAL OF SECURITIES FROM REGISTRATION

         Pursuant to Registration Statement No. 33-27598 (the "Registration Statement"), in March 1989 Alleghany Corporation ("Alleghany") registered 100,000 shares of its common stock, par value $1.00 per share ("Common Stock"), to be offered under the Chicago Title and Trust Company Stock Purchase Plan for Key Employees (the "Plan"). Post-Effective Amendment No. 1 to the Registration Statement was filed to reflect the fact that the Plan was subsumed under, and formed a part of, the Chicago Title and Trust Company Performance Unit Incentive Plan (the "Performance Unit Incentive Plan"). As of the date of this Post-Effective Amendment No. 2 to the Registration Statement, 23,873 shares of Common Stock have been offered and sold pursuant to the Plan and pursuant to that part of the Performance Unit Incentive Plan that constitutes the Plan. No further shares of Common Stock will be offered under that portion of the Performance Unit Incentive Plan that constitutes the Plan. Accordingly, 76,127 shares of Common Stock are hereby removed from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of February, 1999.

                                                ALLEGHANY CORPORATION


                                                By:  /s/ John J. Burns, Jr.
                                                     ----------------------
                                                         John J. Burns, Jr.
                                                         President



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: February 12, 1999                     By:  /s/    John J. Burns, Jr.
                                                 -----------------------------
                                                        John J. Burns, Jr.
                                                      President and Director
                                                 (principal executive officer)


Date: February 12, 1999                     By:                          *
                                                  ---------------------------
                                                        Dan R. Carmichael
                                                             Director


Date: February 12, 1999                     By:  /s/    David B. Cuming
                                                 -----------------------------
                                                        David B. Cuming
                                                     Senior Vice President
                                                 (principal financial officer)


Date: February 12, 1999                     By:                          *
                                                  ---------------------------
                                                       Allan P. Kirby, Jr.
                                                            Director


Date:                                       By:
                                                  ---------------------------
                                                        Thomas S. Johnson
                                                             Director

Date:                                        By:
                                                  ---------------------------
                                                           Roger Noall
                                                             Director


Date: February 12, 1999                      By:                         *
                                                  ---------------------------
                                                           F.M. Kirby
                                                    Chairman of the Board and
                                                             Director


Date: February 12, 1999                      By:                         *
                                                  ---------------------------
                                                        William K. Lavin
                                                             Director


Date: February 12, 1999                      By: /s/ Peter R. Sismondo
                                                  ---------------------------
                                                       Peter R. Sismondo
                                                   Vice President, Controller,
                                               Treasurer and Assistant Secretary
                                                 (principal accounting officer)


Date: February 12, 1999                      By:                         *
                                                  ---------------------------
                                                         James F. Will
                                                            Director


Date: February 12, 1999                      By:                         *
                                                  ---------------------------
                                                         Paul F. Woodberry
                                                              Director


                       *By: /s/ John J. Burns, Jr.
                            --------------------------
                                John J. Burns, Jr.
                                Attorney-in-Fact